SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(D) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

      DATE OF REPORT: (DATE OF EARLIEST EVENT REPORTED) : SEPTEMBER 2, 2003

                          COMMISSION FILE NO. 0-49915


                          MT Ultimate Healthcare Corp.
                          ----------------------------
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)



              Nevada                                     88-0474056
----------------------------------           -----------------------------------
(STATE  OR  OTHER  JURISDICTION  OF          (IRS EMPLOYER  IDENTIFICATION  NO.)
INCORPORATION  OR  ORGANIZATION)


                  43 Pulaski Street, Brooklyn, New York 11206
-------------------------------------------------------------------------------
                     (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)


                                  718-243-0715
                     --------------------------------------
                           (ISSUER  TELEPHONE NUMBER)


                                  JavaJuice.net
                             150 Freeport Blvd. # 8
                              Sparks, Nevada 89431
                              --------------------
                            (FORMER NAME AND ADDRESS)

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ITEM  5.        OTHER  EVENTS  AND  REGULATION  FD  DISCLOSURE.

As a result of the acquisition of M.T. Marketing Int. Corp. and the change in focus of the Registrant's business, the Registrant changed its name from JavaJuice.net to MT Ultimate Healthcare Corp. and now trades under the stock symbol MTUH. In addition, the Registrant affected an 80:1 forward stock split, increased its authorized stock from Twenty Five Million (25,000,000) to Four Hundred Million (400,000,000) shares of common stock, and reauthorized the par value of $.001 per share of common stock.

ITEM  7.   FINANCIAL  STATEMENTS  AND  EXHIBITS.

c)  Exhibits:

     3.1  Articles  of  Amendment  to  the  Articles  of  Incorporation


                                   Signatures

Pursuant to the requirement of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

MT  Ultimate  Healthcare  Corp.


September  2,  2003

/s/MacDonald  Tudeme
--------------------------------
MacDonald  Tudeme
Chief  Executive  Officer


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